Exhibit 10.32

FRUITVILLE BUSINESS PARK

LEASE AGREEMENT

between

DMB SARASOTA I, L.P.

as Landlord

and

VERTICAL COMMUNICATIONS ACQUISITION CORP.

as Tenant

FRUITVILLE BUSINESS PARK

Sarasota, Florida

Landlord’s Initial:                      Tenant’s Initial:

TABLE OF CONTENTS

1.	DEFINITIONS AND KEY TERMS OF LEASE AGREEMENT

2.	DEMISED PREMISES

3.	TERM

4.	RENTAL

5.	TENANT’S PROPORTIONATE SHARE OF OPERATING COSTS AND EXPENSES AND ADDITIONAL COSTS AND EXPENSES

6.	TENANT’S RIGHT OF FIRST REFUSAL:

7.	LANDLORD’S WORK AND TENANT’S IMPROVEMENTS

8.	SECURITY DEPOSIT

9.	ADDITIONS AND ALTERATIONS

10.	COSTS AND EXPENSES OF UTILITIES

11.	UTILITIES AND OTHER BUILDING SERVICES

12.	PERMITTED USE

13.	INDEMNIFICATION; INSURANCE

14.	ASSIGNMENT, SUBLETTING OR SALE

15.	SIGNS; ADVERTISING

16.	MAINTENANCE AND REPAIR OF PREMISES

17.	DAMAGE OR DESTRUCTION

18.	DEFAULT

19.	REMEDIES

20.	NOTICES

21.	TAXES ON TENANT’S PERSONAL PROPERTY AND TAXES ASSESSEDAGAINST RENTALS

22.	ATTORNEY’S FEES AND COSTS OF COLLECTION

23.	PRIOR AGREEMENTS

24.	FLOOR PLANS

25.	NO AUTOMATIC RENEWAL

26.	BUILDING STANDARD CRITERIA

27.	CONDEMNATION

Landlord’s Initial:                      Tenant’s Initial:

28.	SUBORDINATION TO MORTGAGES

29.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

30.	QUIET ENJOYMENT

31.	PARKING SPACES

32.	LANDLORD’S RIGHT TO ALTER COMMON AREAS

33.	EXCULPATION

34.	SUCCESSORS AND ASSIGNS

35.	REAL ESTATE COMMISSIONS

36.	RELOCATION OF TENANT

37.	RADON AND HAZARDOUS WASTE

38.	ADDITIONAL PROVISION REGARDING LANDLORD’S LIABILITY

39.	THE AMERICANS WITH DISABILITIES ACT

40.	RULES AND REGULATIONS

41.	TIME OF THE ESSENCE

EXHIBIT A:	BUSINESS PARK SITE PLAN

EXHIBIT B:	FLOOR PLAN OF LEASED PREMISES

EXHIBIT C:	BUSINESS PARK RULES & REGULATIONS

EXHIBIT D:	BUILDING STANDARD CRITERIA FOR BUSINESS PARK

EXHIBIT E:	LANDLORD’S WORK DESCRIPTION

EXHIBIT F:	SHORT-FORM LEASE

EXHIBIT G:	INTENTIONALLY OMITTED

EXHIBIT H:	TENANT INSTALLED IMPROVEMENTS ADDENDUM

EXHIBIT I:	INTENTIONALLY OMITTED

EXHIBIT J:	SPECIAL PROVISIONS

EXHIBIT K:	RENT ADJUSTMENT CALCULATION BASED ON INCREASES IN PRICE INDEX

Landlord’s Initial:                      Tenant’s Initial:

FRUITVILLE BUSINESS PARK

Lease Agreement

LEASE is made and entered into the      day of September, 2005 by and between DMB SARASOTA I, L.P., a Delaware limited partnership, (hereinafter referred to as the “Landlord”), and VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware corporation (hereinafter referred to as the “Tenant”).

WITNESSETH:

In consideration of the mutual covenants and agreements hereinafter set forth and intending to be legally bound, the Landlord and Tenant agree to the following covenants, terms, provisions and conditions:

1.	DEFINITIONS AND KEY TERMS OF LEASE AGREEMENT:

As used in this Lease Agreement, the terms set forth below as items 1.1 through 1.60 shall have only the meaning set forth in this Section unless the same shall be expressly modified, limited or expanded elsewhere in the Lease Agreement, in which event, such modification, limitation and/or expansion shall supersede the meaning of the applicable term set forth below to the extent that such modification, limitation and/or expansion is inconsistent with the meaning set forth below and they cannot be read in conjunction with each other:

1.1	“Leased Premises”, “Premises” or “Demised Premises” shall mean Suite No. 100 containing approximately 67,832 square feet of Gross Rentable Area, located in the Building shown on the Business Park Site Plan and delineated on the Floor Plan of the Leased Premises.”

1.2	Term: October 1, 2005 through June 30, 2006

1.3	Intentionally Deleted.

1.4	Rent Commencement Date: October 1, 2005.

1.5	Termination Date: 12:00 midnight on June 30, 2006.

1.6	Intentionally Deleted.

1.7	Base Rent for Leased Premises: $65,000 PER MONTH ($780,000 annualized base rent) plus applicable sales and rental taxes.

1.8	Intentionally Omitted.

1.9	Intentionally Omitted.

1.10	Intentionally Omitted.

Landlord’s Initial:                      Tenant’s Initial:

1.11	Intentionally Omitted.

1.12	Intentionally Omitted.

1.13	Intentionally Omitted.

1.14	“Gross Rentable Area of Leased Premises: approximately 67,832 square feet to be confirmed by BOMA standard survey for measuring interior floor area.”

1.15	“Net Rentable Area of Leased Premises: approximately 67,832 square feet.”

1.16	Permitted Use of Leased Premises: office, light warehouse incidental to Tenant’s use of Leased Premises, product assembly and any other use permitted by the local zoning and land use ordinances, provided such use does not adversely affect the quiet enjoyment of the other tenants in the Business Park, and does not violate any prohibitive uses of Landlord’s existing leases or other agreements.

1.17	Intentionally Omitted.

1.18	Intentionally Omitted.

1.19	Intentionally Omitted.

1.20	Prepaid Rent: $N/A (U.S.) plus applicable sales and rental taxes.

1.21	Intentionally Omitted.

1.22	Additional Number of Unreserved Parking Spaces: N/A.

1.23	Number of Reserved Parking Spaces: 308 as set forth in Exhibit J.

1.24	Intentionally Omitted.

1.25	“Additional Rent” shall mean any and all sums that may become due and payable from Tenant to Landlord pursuant to the terms and provisions of this Lease Agreement, as adjusted from time to time pursuant to the terms and provisions of this Lease Agreement.

1.26	Intentionally Omitted.

1.27	“Base Rent” shall mean the Base Annual Rent set forth above as adjusted from time to time as herein provided.

Landlord’s Initial:                      Tenant’s Initial:

1.28	“Building” shall mean the main building of which the Tenant’s Building is a part.

1.29	Intentionally Omitted.

1.30	Intentionally Omitted.

1.31	“Building Service Areas” means those areas and facilities of the Tenant’s Building used for building support including, without limitation, mechanical rooms, electrical, telephone and telecommunications closets or rooms, fire towers, flues, vents, stacks, pipe shafts and ducts and all machinery and equipment located therein (excluding, however, any such areas and facilities servicing only or for the exclusive use of a particular tenant).

1.32	“Building Standard Criteria” means the minimum standards for improvements in, on or to the Leased Premises that are described in Exhibit “D”.

1.33	“Business Days” or “Normal Business Days” shall mean Monday through Friday of each week, excluding holidays.

1.34	“Business Park” or “Project” shall mean the real property and the building and other improvements, facilities and landscaping features located on the west side of Cattlemen Road, Sarasota County, Florida, and known as the Fruitville Business Park, as it may be increased, decreased or modified from time to time by the Landlord in its sole discretion, and having the address of 6000 Fruitville Road, Sarasota, Florida.

1.35	“Exhibits” shall mean any of those exhibits described below that are attached to this Lease Agreement, that are initialed by the parties and that are therefore incorporated herein and made a part of this Lease Agreement:

EXHIBIT A:	Business Park Site Plan

EXHIBIT B:	Floor Plan of Leased Premises

EXHIBIT C:	Business Park Rules and Regulations

EXHIBIT D:	Building Standard Criteria for Business Park

EXHIBIT E:	Landlord’s Work Description

EXHIBIT F:	Short-Form Lease

EXHIBIT G:	Intentionally Omitted

EXHIBIT H:	Tenant Installed Improvements Addendum

EXHIBIT I:	Intentionally Omitted

EXHIBIT J:	Special Provisions

EXHIBIT K:	Rent Adjustment Calculation Based on Increases in Price Index

1.36	Intentionally Omitted.

1.37	“Guest Parking Spaces” shall mean the parking spaces located in the Business Park, if any, that from time to time may be

Landlord’s Initial:                      Tenant’s Initial:

designated by Landlord in its discretion and that are reserved for the non-exclusive use of clients, customers, patients, guests and visitors of all Tenants or the clients, customers, patients, guests and visitors of the Tenants in a particular building.

1.38	“Landlord’s Work” shall mean the work to the Project and the Tenant’s Building and the Leased Premises, if any, that the Landlord is obligated to complete at its expense and that is described in the Landlord’s Work Description annexed as Exhibit E.

1.39	“Lease,” “Lease Agreement” or “Agreement” shall mean this Lease Agreement entered into between the Landlord and Tenant on the date set forth above.

1.40	Intentionally Omitted.

1.41	Intentionally Omitted.

1.42	“Occupancy,” “Occupy” or “Occupies” shall mean the use of the Leased Premises or any part thereof, for any purpose or reason, by Tenant or Tenant’s Representatives.

1.43	“Project Common Areas” shall mean all those areas, improvements and facilities of the Project that are not included within the Building Common Areas or the Building Service Areas including, without limitation, the driveways, exterior parking areas, exterior lighting areas, exterior landscaped areas, exterior walkways and exterior signage areas and all machinery and equipment located therein or thereon.

1.44	Intentionally Omitted.

1.45	“Rental Commencement Date” shall mean the date on which the Tenant’s obligation to pay the Base Annual Rent and Additional Rent commences and shall be the same date as the Commencement Date unless otherwise expressly provided herein.

1.46	“Reserved Parking Spaces” shall mean the parking spaces, if any, that are specifically designated and reserved for the Tenant and the Tenant’s Representatives, clients, customers, patients, guests or invitees to the exclusion of other tenants and their employees, clients, customers, patients, guests and invitees by a nameplate or sign indicating that the particular parking spaces are reserved and that the Tenant rents for a monthly rental of $0 per parking space plus applicable sales or rental taxes.

Landlord’s Initial:                      Tenant’s Initial:

1.47	Tenant’s Demised Premises Address:

     Suite No. 100, Fruitville Business Park,

     6000 Fruitville Road

     Sarasota, Florida 34230

1.48	“Tenant’s Building” shall mean that portion of the existing building that is delineated on Exhibit “A” and that consists of 67,832 square feet of Gross Rentable Area.

1.49	Intentionally Omitted.

1.50	Intentionally Omitted.

1.51	Intentionally Omitted.

1.52	Intentionally Omitted.

1.53	Intentionally Omitted.

1.54	Intentionally Omitted.

1.55	Intentionally Omitted.

1.56	“Tenant’s Representatives” shall mean and refer to the tenant’s employees, agents, directors, officers, shareholders, beneficiaries, partners, trustees, contractors, sub-contractors, invitees and licensees.

1.57	Intentionally Omitted.

1.58	“Total Net Rentable Area of Business Park,” for all purposes of this Lease, shall mean the amount set forth below:

Total Net Rentable Area of the Business Park	280,000 square feet

1.59	“Total Net Rentable Area of Tenant’s Building” shall mean 67,832 square feet.

1.60	“Unreserved Parking Spaces” shall mean the parking spaces located in the parking area, if any that are unreserved and that may be used by all Tenants and their employees, clients, customers, patients, guests or invitees.

Landlord’s Initial:                      Tenant’s Initial:

2.	DEMISED PREMISES:

2.1	Landlord leases the Demised Premises to the Tenant, and Tenant hires the Demised Premises from the Landlord in an “as is” condition, subject to completion of Landlord’s Work and Landlord’s construction of Tenant’s Improvements and subject further to all of the terms, provisions, conditions, restrictions and limitations herein contained, for the Term of this Lease. Landlord acknowledges that the Demised Premises shall be occupied by Vertical Communications Acquisition Corp.

2.2	Tenant acknowledges that this Lease of the Demised Premises is made subject to (a) all existing liens, encumbrances, deeds of trust, mortgages, reservations, restrictions, limitations and other matters of record, (b) all zoning, building, mechanical, plumbing, electrical, fire and life safety and other ordinances and codes, and (c) all governmental laws, statutes, ordinances, rules and regulations relating to the use or occupancy of the Project, the Building, the Tenant’s Building or the Demised Premises, as the same may hereafter be amended from time to time.

2.3	All Project Common Areas, and Building Service Areas shall, at all times, be subject to the exclusive control, management, maintenance and operation of and by the Landlord and the Landlord shall have the right, from time to time, to establish and adopt, modify, delete, add to and enforce reasonable rules and regulations, as determined by Landlord in Landlord’s judgment and discretion, with respect to and governing the use and occupancy of all such areas and the Premises. The initial Rules and Regulations for the Business Park are annexed hereto as Exhibit C.

2.4	All Project Common Areas which the Tenant and Tenant’s Representatives, customers, clients, patients, guests or invitees may be permitted to use or occupy, are to be used under a revocable license from Landlord, and if the amount of these areas are modified, diminished or added to, the Landlord shall not be subject to any liability to Tenant for damages or otherwise, the Tenant shall not be entitled to any compensation or diminution or abatement of any rent as a result thereof and such modification, diminution or addition shall not be deemed an actual or constructive eviction. Landlord represents that the location of Reserved Parking Spaces shall not be materially adversely affected by any modification of the Project Common Areas.

Landlord’s Initial:                      Tenant’s Initial:

3.	TERM:

3.1	Term: The Term of this Lease shall be the period of time specified in Section 1.2 of the Definitions and Key Terms of Lease Agreement and shall commence on October 1, 2005. The date of commencement determined as provided above is herein called the “Commencement Date” or “Lease Commencement Date.” If the Commencement Date is not the first day of a month, then the Term shall be extended and shall include the period from the Commencement Date to the last day of the month in which the Commencement Date occurs. The Term under these circumstances shall commence on the Commencement Date and end, unless sooner terminated or extended, on June 30, 2006. The Commencement Date shall not be postponed by reason of any delay caused by Tenant or anyone acting under or for Tenant. As used in this Lease, “Term” shall include the original Term and any extension or renewal thereof affected in accordance with the extension or renewal option, if any, expressly set forth herein.

3.2	Tenant’s Cancellation Option: Intentionally Deleted.

3.3	Intentionally Omitted.

3.4	Intentionally Omitted.

3.5	Surrender of the Premises: Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided herein, in a clean condition and otherwise in as good order, condition and repair as on the Commencement Date, except for ordinary wear and tear, and those items which are Landlord’s responsibility to repair. Upon such expiration or termination, Tenant, provided Tenant is not in default, shall have the right to remove its trade fixtures, equipment and personal property, as and to the extent permitted under Section 9. Tenant shall, at its expense, promptly repair any damage caused by any such removal and shall restore the Premises to the condition existing prior to the installation of the items removed, normal wear and tear excepted. Landlord acknowledges that Tenant shall not be obligated to remove any Alterations, fixtures or equipment which are affixed to the Demised Premises and were in place on the Commencement Date.

3.6	Intentionally Omitted.

3.7

Holding Over: No holding over by Tenant after expiration or earlier termination of the Term shall operate to extend the Lease. If Tenant remains in possession without Landlord’s written consent after expiration or other termination of this Lease, or if Tenant continues to occupy the Premises after termination of Tenant’s right to possession pursuant to the terms of this Lease, Tenant shall be deemed a tenant at will, and shall throughout the entire holdover period pay rent equal to three (3) times the Base Annual Rental and Additional Rent which would have been

Landlord’s Initial:                      Tenant’s Initial:

applicable had the terms of this Lease continued through the period of such holding over by Tenant. Tenant shall indemnify Landlord against all claims, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) incurred in connection with such holding over, including, without limitation, all claims by any other person or entity to which Landlord may have leased all or any part of the Premises effective upon or after expiration or termination of the Term. Acceptance of such rent by Landlord shall in no event constitute a waiver of Tenant’s default or an authorization of Tenant’s holding over nor prevent Landlord from exercising any of its other rights and remedies. For as long as Tenant remains a tenant at will, Tenant shall remain bound by all terms and conditions under the Lease.

3.8	Early Occupancy by Tenant: Notwithstanding anything herein contained or implied to the contrary, if the Tenant shall use the Leased Premises for any reason prior to the Commencement Date provided in Section 1.4 herein, then the Commencement Date and Rental Commencement Date shall be the date the Tenant first used the Leased Premises to conduct the Tenant’s Business, provided, however, Tenant shall have access to the Leased Premises prior to the Rent Commencement Date in order to install Tenant’s fixtures, furnishings and equipment provided, Tenant has given Landlord written notice of its intent to enter the Leased Premises prior to the Rent Commencement Date and Landlord has consented thereto in writing.

3.9	Stipulation to Commencement Date: Once the Commencement Date is established as hereinabove provided, the Tenant, at Landlord’s request, shall, together with Landlord, execute and deliver a written stipulation and agreement confirming the actual date of commencement of the initial term of this Lease and the actual date of termination of the initial term of this Lease. This stipulation and agreement shall become a part of this Lease as though it was included as part hereof originally.

4.	RENTAL:

4.1	Tenant shall pay to Landlord during the initial and any extended or renewal Term of this Lease, if any, without demand and without any setoff, deduction or counterclaim whatsoever, the Base Annual Rent, the Rent for the Additional Number of Unreserved Parking Spaces, if any, and Reserved Number of Parking Spaces, if any, and all such other money as shall become due hereunder as Additional Rent, as they may be adjusted from time to time as herein provided, together with all applicable sales or rental taxes thereon, all of which are sometimes herein collectively called “Rent.” All Rent payable by Tenant to Landlord hereunder shall be paid in lawful money of the United States.

4.2

The Base Annual Rent for each calendar year or portion thereof during the initial and any extended or renewal Term of this Lease, if any, and all Additional Rent as set forth herein, shall be due and payable in twelve (12) equal monthly installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof, provided however, if the Commencement Date is other than the first day

Landlord’s Initial:                      Tenant’s Initial:

of a month, the Tenant shall pay to the Landlord on the Commencement Date the prorated amount of Rent attributable to and for the month in which the Commencement Date occurs. Tenant agrees to pay all such sums in advance, and without demand, deduction, setoff or counterclaim.

4.3	Tenant shall pay such Rent and any adjustments thereto to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time).

4.4	If the term of this Lease commences on a day other than the first day of a calendar month, or terminates on a day other than the last day of a calendar month, then the installments of Rent and any adjustments thereto for such month or months, shall be prorated, based on the number of days in such month or months.

4.5	Any installment of Rent not paid when due shall bear interest at the rate of twelve percent (12%) per annum, but in event higher than permissible under Florida law. Any payments of Rent or other amounts to be paid by Tenant hereunder received by Landlord more than ten (10) days after such payments are due will also be assessed a late payment charge and penalty equal to five percent (5%) of the amount due. The Landlord does not intend to charge the Tenant any interest or late charges, which separately or in combination, exceed the maximum lawful amounts permitted to be charged by Florida law. If such interest or late charges, separately or in combination, paid to Landlord by Tenant shall exceed the maximum lawful amounts allowable under Florida law, then such excess shall be credited against the next installment of Rent due hereunder or, if this Lease has then expired or been terminated, shall be promptly repaid to Tenant. This provision shall not prevent Landlord from declaring the non-payment of Rent when due or the non-payment of any other amounts to be paid by Tenant hereunder when due an event of default.

4.6	Tenant agrees to pay to Landlord as Additional Rent upon demand all charges for any services, goods or materials furnished by Landlord at Tenant’s written request which are not required to be furnished by Landlord under this Lease without separate charge or reimbursement.

4.7	Intentionally Omitted.

4.8	Tenant shall pay all sales, rental and other taxes levied or assessed against all or any Rent payments due, payable or received under this Lease simultaneously with the payment of each Rent payment required hereunder.

4.9

Chattel Pledge: Tenant hereby pledges with and assigns unto the Landlord all the furniture and fixtures, goods and chattels of the said Tenant, which may be brought or put on said Premises, as security for the payment of Rent herein reserved, and agrees that the Landlord’s lien for the payment of Rent may be enforced by distress, foreclosure or otherwise, at the option of the said Landlord, and Tenant agrees that such lien is granted to the Landlord and vested in said Landlord, and the Tenant further agrees that in case of the failure of said Tenant to pay the Rent herein when the

Landlord’s Initial:                      Tenant’s Initial:

same shall become due, and it becomes necessary for the Landlord to collect Rent by suit or through an attorney, or should Landlord employ an attorney because of the breach of any of the terms, covenants or agreements contained in this Lease, the Tenant will pay the Landlord reasonable attorney’s fees, legal assistant fees and paralegal fees, together with all costs and charges incurred by, through or in connection with such collection or in any other suit or action or appeal which may be brought in any Court because of a breach of any terms, covenants or agreements contained in this Lease.

4.10	Notwithstanding anything herein contained or implied to the contrary or any omission herein (a) the Tenant shall pay the Landlord the Base Annual Rent, the specified rent for any parking spaces rented by Tenant as provided for in this Lease, and the Additional Rent for the entire period included with the initial and any extended or renewal terms of this Lease, and (b) the Tenant’s liability for all Rent, Additional Rent and other sums due Landlord hereunder shall survive the early termination of this Lease as a result of Tenant’s default.

5.	ELECTRICITY AND EXTRA SERVICES:

5.1	Tenant hereby agrees to pay Landlord for all costs and charges attributable to its use of electric current at the Demised Premises within ten (10) days of receipt of a statement setting forth such amount. Landlord shall issue to Tenant a monthly statement of the charges reflecting Tenant’s electric charges based upon the meters installed at the Building. Failure by Tenant to pay to Landlord the amounts set forth on such statement within ten (10) days of receipt shall (a) be a default hereunder (b) the amount owned shall bear interest at the rate set forth in Section 4.5 above, and (c) shall entitle Landlord to all remedies available to it under this Lease, at law or in equity. Within ten (10) days of the date hereof, Tenant agrees to deposit with the Landlord the sum of TWO THOUSAND FIVE HUNDRED and No/100 ($2,500.00) DOLLARS (the “Electric Security”) as security for the any and all electric changes payable by Tenant. In the event Tenant does not pay Landlord for its electric charges as set forth above, Landlord may draw down on the Electric Security. In the event Landlord draws down on the Electric Security, Tenant shall immediately replenish such Electric Security so that it once again is in the amount of $5,000.

5.2	Any “extra services” provided by Landlord to Tenant such as security occasioned by Tenant’s use of the Tenant’s Building in excess of the normal business hours for the Tenant’s Building shall be paid for entirely by Tenant, and the amount of the charges shall be determined by Landlord in Landlord’s reasonable judgment and discretion.

5.3	Tenant shall also pay for all additional costs and expenses paid or incurred by Landlord as a result of any law, statute, ordinance, regulation, rule, or other mandate from any governmental entity whatsoever, that forces Landlord to make additional improvements or modifications to the Demised Premises or to systems, machinery, appliances or equipment serving only the Demised Premises. 5.4 The liability of the Tenant to the Landlord for all amounts due under this Section 5 shall survive the expiration or termination of this Lease.

Landlord’s Initial:                      Tenant’s Initial:

6.	INTENTIONALLY OMITTED.

7.	INTENTIONALLY OMITTED.

8.	INTENTIONALLY OMITTED.

9.	ADDITIONS AND ALTERATIONS:

9.1	No structural changes or non-structural changes in excess of $50,000, alterations, improvements or additions shall be made to the Premises or Building or any part thereof by Tenant without first obtaining the written consent of Landlord which may be given or withheld in Landlord’s sole discretion and judgment, and, if given may be given subject to such terms and conditions as Landlord may deem necessary or desirable, in Landlord’s sole discretion and judgment. Tenant hereby agrees that any alterations, improvements, or additions to the Premises or Building shall be undertaken only by a general contractor approved by Landlord in writing. All changes, alterations, additions and improvements made or placed in or upon the Premises, and which by operation of law would become a part of the real estate, shall immediately upon being made or placed thereon become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof, at the termination by lapse of time or otherwise, of the Term of this Lease. Any such changes, alterations, improvements, or additions shall be done in strict conformity with the “Building Standard Criteria” attached as Exhibit D. At Landlord’s request, at or prior to termination of the Term, Tenant shall promptly remove all or any part of any such changes, alterations, improvements or additions made by Tenant to the Premises, promptly repair any damages resulting from such removal and restore the Premises to their original condition as of the Commencement Date. Landlord acknowledges that Tenant shall not be obligated to remove any Alterations, fixtures or equipment which are affixed to the Demised Premises and were in place on the Commencement Date.

9.2	Fixtures: Tenant may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Tenant’s business operations therein but only with Landlord’s prior written consent; and, upon termination of this Lease for any reason, other than Tenant’s default, Tenant may remove the same provided that, after such removal, Tenant immediately restores the Premises at Tenant’s expense to the same condition as existed prior to the installation of such equipment or fixtures normal wear and tear excepted. It is understood and agreed, however, that any floor and wall coverings or other appurtenances attached to the floor or any part of the Premises by Tenant shall at the termination of this Lease or any renewal hereof, remain the property of Landlord and shall not be removed. Tenant shall promptly pay and discharge and shall indemnify and hold Landlord harmless of and from, all tangible personal and other property taxes and assessments now or hereafter taxed, assessed, imposed, or levied by any lawful authority against or upon any fixtures, equipment, or other personal property of Tenant located in or on the Premises during the term of this Lease.

Landlord’s Initial:                      Tenant’s Initial:

9.3	Landlord shall not, by its approval of changes, alternations, improvements or additions to the Demised Premises under this Lease Agreement, incur any liability or obligations as a result of or arising out of the changes, alterations, improvements or additions to the Demised Premises.

9.4	The interest of Landlord shall not be subject to liens for improvements made by Tenant. Tenant shall notify all contractors making such improvements of this provision. Tenant shall, at Landlord’s request, execute and acknowledge a short form of this Lease Agreement for recordation in the Public Records of Sarasota County, Florida, pursuant to Subsection 713.10(1), Florida Statutes or the Landlord may instead, at Landlord’s option, record the notice provided for by Subsection 713.10(2), Florida Statutes, in the Public Records of Sarasota County, Florida.

9.5	The Tenant shall indemnify and hold the Landlord harmless against all claims, liens, actions, judgments, damages, liabilities, payments, costs and expenses, including reasonable attorney’s fees, legal assistant fees and paralegal fees that the Landlord may suffer or incur and that result directly or indirectly from changes, alterations, improvements or additions to the Premises made by Tenant.

9.6	Liens not Permitted: Tenant shall have no authority to incur, create or permit, and shall not incur, create, permit or suffer, any lien for labor or materials or services to attach to the interest or estate of either Landlord or Tenant in the Demised Premises or in the Building or other real estate of which the Demised Premises form a part; and neither Tenant nor anyone claiming by, through or under Tenant, shall have any right to file or place any lien of any kind or character whatsoever upon the Demised Premises, Tenant’s Building, any of the Buildings of the Business Park or the Project, so as to encumber or affect the title of Landlord, and all persons contracting with Tenant directly or indirectly, or with any person who in turn is contracting with the Tenant, for the erection, construction, installation, alteration or repair of the Demised Premises or any improvements therein or thereon, including fixtures and equipment, and all material men, contractors, mechanics, laborers, architects, engineers, and others are hereby charged with notice that as and from the date of this Lease, they and each of them must look to Tenant only to secure the payment of any bills or charges or claims for work done, or materials furnished, or services rendered or performed during the Term hereof at the request or direction of Tenant or Tenant’s Representatives.

10.	COSTS AND EXPENSES OF UTILITIES:

10.1

Electrical Power: Electrical power for the Leased Premises and all lighting, systems, machinery, equipment and appliances serving only the Leased Premises or Tenant will be separately metered or sub-metered as part of Landlord’s work and the costs and expense of such electrical power shall be paid for monthly by the Tenant, either directly to the utility company or, at Landlord’s option and request, to Landlord as Additional

Landlord’s Initial:                      Tenant’s Initial:

Rent. Tenant shall also pay all deposits and additional charges required by the utility company in order to provide electrical power to the Leased Premises and all lighting, systems, machinery, equipment and appliances serving the Leased Premises or Tenant.

10.2	Telephone/Fiber Optics/Cable: Tenant will directly contract with service providers for such services.

11.	UTILITIES AND OTHER BUILDING SERVICES:

11.1	Services to be Provided by Landlord: Provided Tenant is not in default, and subject to interruptions beyond Landlord’s reasonable control, the following utilities and other building services shall be furnished during normal business hours on normal business days to the extent reasonably necessary for Tenant’s use and occupancy of the Premises for the Permitted Use as may be required by law or directed by governmental authority:

a.	A functioning heating, ventilation and air-conditioning system containing no less than 150 tons of capacity. Tenant shall be solely responsible for the costs of operating, maintaining, repairing and replacing those systems or portions thereof, including utilities, serving only the Demised Premises. The costs of maintaining, repairing and operating those systems or portions thereof serving the Building Service Areas shall be the responsibility of Landlord without reimbursement from Tenant.

b.	Intentionally Omitted.

c.	Intentionally Omitted.

d.	A functioning electrical system, plumbing system and fire and life safety system for the Tenant’s Building. The costs of operating, maintaining and repairing such systems shall be the responsibility of Landlord without reimbursement from Tenant.

e.	Repair and maintenance of all parking areas, including striping, lighting, signage and curbing.

f.	Washing of Tenant’s Building windows at intervals reasonably established by Landlord but not less than four (4) times annually, the costs of which shall be part of the responsibility of Landlord without reimbursement from Tenant.

g.	Replacement of all lamps, bulbs, starters and ballasts in Building Service Areas as required from time to time as a result of normal usage, the costs thereof to be the responsibility of Landlord without reimbursement from Tenant.

h.	Cleaning and maintenance of the Building Service Areas, including the removal of rubbish and the furnishing of paper towels, toilet tissue and soap, the costs of which shall be the responsibility of Landlord without reimbursement from Tenant.

Landlord’s Initial:                      Tenant’s Initial:

i.	Intentionally Omitted.

j.	The costs and expenses of providing all other utilities and building services to the Building shall be the responsibility of Landlord without reimbursement from Tenant.

k.	Except as may otherwise be expressly provided herein, Landlord shall not be required to make any repairs to the Demised Premises.

11.2	Notwithstanding that Landlord will be providing building services described above only during Normal Business Hours on Normal Business Days Tenant shall have access to Tenant’s Building, the Leased Premises and the parking areas at all times.

11.3	Additional Services: If Tenant reasonably requests any other utilities or services in addition to those identified above or any of the above utilities or services in frequency, scope, quality or quantity greater than those which Landlord reasonably determines are normally required by other tenants in the Building for general use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, the costs thereof shall be borne by Tenant who shall reimburse Landlord monthly for such costs as Additional Rent at the same time payments of Base Monthly Rent are due.

11.4	Interruptions of Utility Services: Tenant understands, acknowledges and agrees that, if essential utility services to the Project, the Tenant’s Building, the Building or the Demised Premises, are interrupted or discontinued by any cause whatsoever beyond Landlord’s reasonable control, including but not limited to, natural disaster, utility company problems, emergency, weather conditions or other acts of God, such interruption or discontinuation shall not affect, modify, abate or terminate any of Tenant’s obligations hereunder, including without limitation, Tenant’s obligations to pay Rent and Additional Rent.

11.5

Interruptions of Building Services: Tenant understands, acknowledges and agrees that any one or more of the building services identified herein may be interrupted by reason of accident, emergency, weather conditions, Building or Project machinery or equipment failure or other causes beyond Landlord’s reasonable control, or may be discontinued temporarily by Landlord or other persons until certain maintenance, repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such building services and that the failure, interruption or termination of the defined building services in whole or in part shall not render Landlord liable to Tenant or others in any respect for any damages (compensatory, consequential or otherwise) or losses suffered by Tenant or any other persons, nor shall it be construed as an eviction (actual, constructive or otherwise) of Tenant or entitle Tenant to an abatement or setoff of Rent, Additional Rent or other amounts due

Landlord’s Initial:                      Tenant’s Initial:

Landlord hereunder; provided, however, (a) if such interruption or discontinuance of building services prevents Tenant’s occupancy and use of the Leased Premises and continues for more than ten (10) consecutive business days, Tenant’s rent shall temporarily abate on a prorata basis for the period of such interruption or discontinuance of building services in excess of ten (10) consecutive business days, and (b) Tenant shall have the right to terminate the Lease if such interruption or discontinuance of building services prevents Tenant’s use and occupancy of the Leased Premises and continues for more than thirty (30) consecutive business days, subject to and except as otherwise provided to the contrary in Section 11.4 above with respect to the interruption of utility services and in Section 17 hereof with respect to damage or destruction caused by fire, other casualty or peril or act of God. Notwithstanding the foregoing, the interruption or discontinuation of building services as a result of the cessation of utility services by the respective utility service provider shall be controlled by Section 11.4 above and such interruption or discontinuance shall not affect, modify, abate or terminate any of Tenant’s obligations hereunder.

11.6	Services to be Provided by Tenant: Tenant shall be responsible for arranging and paying for all cleaning, janitorial and security services it desires for the Leased Premises and for those Tenant obligations contained in Sections 11 and 16.

12.	PERMITTED USE:

12.1	Permitted Use: The Premises shall be used only for the Permitted Use set forth in Section 1.16 and for no other purpose. Tenant, shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use. Tenant shall comply, at its sole cost and expense with all applicable governmental laws, ordinances, rules and regulations applicable from time to time to its use of the Premises, and shall promptly comply, at its sole cost and expense, with all governmental orders and directives for alterations, improvements or additions to the Premises and/or the systems serving the Premises and/or for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises, unless any non-compliance is attributable to a condition outside the Leased Premises, or directly caused by actions or inactions of Landlord. Notwithstanding anything in the Lease, or any of its attachments to the contrary, Tenant’s obligations to comply with the applicable laws and regulations shall relate to Tenant’s activities in the Demised Premises and in the conduct of its business only, and shall not relate to compliance or noncompliance of the Premises themselves. In particular, Tenant will have no obligation whatsoever to make any changes to the Demised Premises or the building of which they are a part unless required due to Tenant’s particular use of the Demised Premises (versus tenants in general). In the event of any conflict between this provision and any provision appearing in the Lease or any of its attachments, this provision shall govern.

12.2	Uses Not Permitted: Tenant shall not do, suffer or permit anything to be done in, on or about the Premises, Tenant’s Building, the Building, the

Landlord’s Initial:                      Tenant’s Initial:

Business Park or any part thereof, nor bring, nor keep anything therein which will in any way affect the availability, continuation or cost of fire or other insurance upon the Building, Tenant’s Building or the Business Park or any of its contents or which will in any way conflict with any law, statute, ordinance, rule or regulation now or hereafter in force or effect relating to the occupancy and use of the Premises, Tenant’s Building and/or the Business Park, or in any way obstruct or interfere with the rights of other tenants or users of the Business Park, or injure or annoy them, nor use, nor allow the Premises, Tenant’s Building or the Building to be used for, any improper, immoral, unlawful or objectionable purpose . Nothing shall be prepared, manufactured, used or stored in or on the Premises which might emit an odor or noise into another tenant’s space or into the Building Common Areas or Service Areas.

12.3	Use of Premises: Tenant shall use and maintain the Premises and conduct its business thereon in a safe, careful and lawful manner and in compliance with all laws, codes, ordinances, rules, regulations and orders (collectively “Laws”) of any governmental authority or agency, including without limitation those governing zoning, health, safety (including fire safety), and occupational hazards, pollution and environmental control, and handicapped accessibility, all requirements of Landlord’s insurance carrier, and all reasonable directions of Landlord, including the Rules and Regulations attached hereto as Exhibit C, as may be modified from time to time by Landlord on reasonable notice to Tenant. Notwithstanding anything in the Lease, or any of its attachments to the contrary, Tenant’s obligations to comply with the applicable laws and regulations shall relate to Tenant’s activities in the Demised Premises and in the conduct of its business only, and shall not relate to compliance or noncompliance of the Premises themselves. In particular, Tenant will have no obligation whatsoever to make any changes to the Demised Premises or the building of which they are a part unless required due to Tenant’s particular use of the Demised Premises (versus tenants in general). In the event of any conflict between this provision and any provision appearing in the Lease or any of its attachments, this provision shall govern.

12.4	Machinery Operation: Tenant will not, without the prior written consent of Landlord, use any apparatus, machinery, equipment, appliance or device in, on or about the Premises which may cause any excessive noise or sounds or any excessive vibration or excessive floor loads or which disturb the quiet and peaceful enjoyment of other tenants or which in any way would increase the normal amount of utilities agreed to be furnished or supplied under this Lease, and further, Tenant shall not connect any apparatus, machinery, equipment, appliance or other device without the prior written consent of Landlord.

12.5	Tenant shall not overload the floors of the Premises beyond their designated weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and require the removal of any equipment or furniture which exceeds the weight limit specified herein.

Landlord’s Initial:                      Tenant’s Initial:

12.6	Changes in Law: Any changes or additions in law or any judicial or administrative interpretation of law or otherwise which may make Tenant’s use of the Premises unlawful, impracticable or impossible shall not affect any of the Tenant’s obligations under this Lease.

12.7	Tenant shall not operate any kitchen facilities or related appliances, including coffee makers, toasters, ice makers, microwave ovens, or hot water dispensers on or in the Premises without the prior written consent of Landlord.

12.8	Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord’s reasonable judgment, invalidate any policy of insurance now or hereafter carried on the Tenant’s Building or the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may require that Tenant stop engaging in such activity and in any event reimburse Landlord as Additional Rent for any increase in premiums charged during the Term on the insurance carried by Landlord that is attributable to Tenant’s use of the Premises.

12.9	Tenant shall not use the Premises for any unlawful purpose or act, commit or permit any waste or damage to the Premises, or do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Tenant’s Building or the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Tenant’s Building or the Building of any of the Rules and Regulations but shall use reasonable efforts to cause other tenants to comply therewith.

12.10	Tenant, its employees, customers, clients, guests or invitees or any other person in the Premises or Tenant’s Building or the Building shall not smoke within the Premises, Tenant’s Building or the Building except in designated smoking areas established by Landlord in accordance with Chapter 386, Florida Statutes, if any.

12.11	In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises and the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be without notice or liability to Tenant:

(a)	Landlord may install such signs, advertisements or notices or tenant identification information as it shall deem necessary and proper.

(b)	Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the Permitted Use set forth herein.

(c)	Landlord may control all the Common Areas, both Building and

Landlord’s Initial:                      Tenant’s Initial:

Project, in such manner as it deems necessary or proper, including by way of illustration and not limitation, excluding or expelling any peddler, solicitor or loud or unruly person from the Tenant’s Building or the Building; and closing or limiting access to the Tenant’s Building or the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs, alterations or after normal business hours.

12.12	Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises during Tenant’s operating hours and with at least 24 hours advance notice, emergencies excepted, for the purposes of examining or inspecting the Premises, showing the Premises to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Tenant’s Building or the Building as Landlord may deem reasonably necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefor.

12.13	Tenant and Landlord shall not in any manner use, maintain or allow the use or maintenance of the Premises or Tenant’s Building or the Building in violation of any laws, including but not limited to those governing hazardous, toxic or infectious wastes, materials and substances. Tenant shall not use or allow the use of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious wastes, materials or substances nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious wastes, materials or substances on or about the Premises or the Tenant’s Building or the Building. Hazardous, toxic or infectious wastes, materials or substances shall mean any solid, liquid or gaseous waste or emission or any combination thereof which because of its quantity, concentration or physical, chemical, or infectious characteristics may (i) cause or significantly contribute to an increase in mortality or in serious or incapacitating, irreversible illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life when used, treated, stored, transported, disposed of or otherwise managed or handled. Tenant shall indemnify and hold harmless Landlord for any and all claims, loss, liability, costs, expenses or damage, including attorneys’ fees, incurred by Landlord in connection with any breach by Tenant of its obligations under this Section. The provisions of this Section shall survive the expiration or termination of this Lease.

12.14	Landlord warrants and represents that on the Commencement Date the Leased Premises will not contain any asbestos or other hazardous, toxic or infectious wastes, materials or substances. Any discovery of asbestos or other hazardous, toxic or infectious wastes, materials or substances at the Premises at above actionable levels shall not result in a material breach of this Lease unless Landlord fails to remediate the same within a reasonable time after such discovery.

Landlord’s Initial:                      Tenant’s Initial:

13.	INDEMNIFICATION; INSURANCE:

13.1	Insurance: Tenant shall carry (at its sole expense and during the Lease Term) fire and extended coverage insurance insuring Tenant’s interest in its improvements to the Premises and any and all furniture, equipment, machinery, supplies, and other property owned, leased, held or possessed by it and contained therein, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, as such may increase from time to time, and worker’s compensation insurance as required by applicable law. Such fire and extended coverage insurance shall name Landlord as a loss payee as its interests may appear. Tenant shall also procure and maintain throughout the Lease Term, at its sole expense, a policy or policies of insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, employees, invitees, guests, or licensees in the Premises, or other portions of the Building, or the Property, which policy or policies shall include contractual liability coverage insuring Tenant’s indemnity obligations under this Lease, the combined single limit of such policy or policies to be in amounts not less than Two Million Dollars ($2,000,000). Tenant shall have included in all policies of insurance obtained by it with respect to the Premises a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against. To the full extent permitted by law, Tenant waives all right of recovery against Landlord for, and agrees to release Landlord from liability for, loss or damage to the Tenant’s Building or the Building, Premises or other tangible property, or any resulting loss of income, even if such loss or damage results from the negligence of Landlord, its agents or employees. All such insurance policies shall be carried with companies licensed to do business in the State of Florida, at least “A” rated in the most recent edition of Best’s Insurance Reports, shall be otherwise reasonably satisfactory to Landlord, and shall be non-cancelable except after thirty (30) days prior written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term. All policies carried by Tenant shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved by Landlord in advance in writing. Landlord agrees to carry insurance on the Building which is customary and reasonable. Notwithstanding the foregoing, Landlord acknowledges that Tenant may not have certificates evidencing Landlord’s additional status on the Commencement Date. Tenant agrees to use its best efforts to provide such certificates to Landlord within ten (10) days of the Commencement Date.

Landlord shall keep in full force and effect fire, all risk at replacement value and other insurance on the Building and the Project, in such amounts as may be determined by Landlord at its sole discretion.

Landlord’s Initial:                      Tenant’s Initial:

13.2	Indemnifications: Tenant hereby agrees to indemnify and hold Landlord harmless from any injury, expense, damages, liability, action or claim, including, but not limited to, reasonable attorneys fees, imposed on Landlord by any person or other party, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or the Project or of any other person in or about the Tenant’s Building, the Building or the Project for any purpose whatsoever, or administrative or criminal action by a governmental authority, where such injury, expense, damages, liability, action or claim results either directly or indirectly from the occupancy or use by Tenant or Tenant’s Representatives of the Premises, the Tenant’s Building, the Building or the Project or (a) the conduct of Tenant’s business thereon, (b) the construction by Tenant or by any agent or contractor of Tenant of any Tenant Improvements or other improvements in the Premises in the Tenant’s Building or in the Building, (c) the act, omission, negligence, or misconduct of Tenant, of Tenant’s Representatives, or any other person entering upon the Premises or the Project under express or implied invitation or consent of Tenant, (d) the failure to fully perform any provision of this Lease by Tenant, or (e) any litigation commenced by or against Tenant to which Landlord is made a party without fault by Landlord. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney’s fees, which Landlord may incur in investigating, handling or litigating any such claim or action. Landlord hereby agrees to indemnify and hold Tenant harmless from any injury, expense, damages, liability, action or claims, including, but not limited to reasonable attorneys fees, imposed on Tenant by any person or other party where such injury, expense, damage, liability, action or claim results directly from the operation by Landlord or Landlord’s representatives of the Building or the Project and is not the result of Tenant’s negligence or willful misconduct.

13.3	Assumption of Risk: Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risk of damage to or theft of property or injury or death to persons, in, upon or about the Premises, the Tenant’s Building, the Building or the Project from any cause except Landlord’s or its employee’s, agents or contractor’s gross negligence or wilful misconduct and Tenant hereby waives all claims in respect thereof against Landlord. Landlord and Landlord’s employees shall not be liable for any damage to property entrusted to Landlord or Landlord’s employees, from any cause whatsoever, unless caused by or due to the gross negligence or wilful misconduct of Landlord or Landlord’s agents or employees. Landlord shall not be liable to Tenant or Tenant’s customers, licensees, agents, guests or employees for any injury or damages to its, his invitees, or their persons or property by any cause whatsoever, including, but not limited to acts or omissions of any other tenant in the Tenant’s Building, the Building and the Project, construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage, or any other defect in , on or about the Premises, except for injury or damage resulting from Landlord’s or its employee’s, agents or contractor’s gross

Landlord’s Initial:                      Tenant’s Initial:

negligence or wilful misconduct. Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability, damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises, including attorney’s fees and costs. Landlord and Landlord’s Employees shall not be liable for any latent defect in the Premises or in the Tenant’s Building, the Building or the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents, or needed repair in the Premises that are Landlord’s responsibility, if any, or, if known by the Tenant, in other parts of the Building, the Tenant’s Building and the Project.

13.4	Mutual Waiver re Insurance: Landlord and Tenant hereby mutually waive their respective rights of recovery and subrogation against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties to the extent such waiver is permitted by such policies or insurance carriers.

14.	ASSIGNMENT, SUBLETTING OR SALE:

14.1	Tenant shall not sell, assign, transfer, mortgage, hypothecate or otherwise encumber this Lease or the leasehold interest granted hereby, or any interest therein, or permit the use of the Premises or any part thereof by any person or persons other than Tenant and Tenant’s Representatives, or sublet the Premises, or any part thereof, without the prior written consent of Landlord, in Landlord’s sole discretion, and Landlord’s mortgagee(s) in each such case being first had and obtained; and notwithstanding any such assignment, mortgage, hypothecation, encumbrance or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the Rent and other sums of money herein specified and for compliance with all of the obligations of Tenant under the terms, provisions and covenants of this Lease. If Tenant is a corporation, unincorporated association, trust or general or limited partnership, the sale, new issue, assignment, transfer or hypothecation of any stock or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of such ownership interest shall be deemed an assignment subject to the provisions of this Paragraph. Notwithstanding the foregoing, Tenant may, upon written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease in the event of a merger or corporate reorganization, provided that this Lease is expressly assumed by the assignee.

14.2	If Tenant subleases or assigns any portion of the Premises and whether or not such sublease or assignment was consented to, and the rental exceeds the amount of rent due hereunder, Tenant shall pay to Landlord one-half (2) of all such excess rent as additional rent. In no event shall Tenant be permitted to sublease or assign any portion of the Premises at a rental amount less than the amount due under the terms of this Lease.

14.3	Any act described in Section 14.1 which is done without the consent of Landlord shall be null and void and shall be an Event of Default.

Landlord’s Initial:                      Tenant’s Initial:

14.4	Landlord shall have the right to sell, transfer, assign mortgage, pledge or hypothecate this Lease and all and any of its rights and obligations under this Lease without notification to or the consent of Tenant, provided the terms of the Lease are assumed by the party acquiring the Lease.

15.	SIGNS; ADVERTISING:

15.1	Tenant shall provide, install and maintain, at its own cost and expense, a sign on the facade of the Demised Premises, provided that such installation shall be made in such manner as will not affect the rights of Landlord under any roofing bond and/or other guarantee which shall then be in force and effect. Such sign and/or any other exterior sign, advertisement or notice and its/their placement on the Building must be approved by Landlord in writing before installation and must conform to all applicable rules, regulations, codes and directives of governmental agencies having jurisdiction.

15.2	Landlord shall be responsible for the erection and maintenance of all signage in the Business Park and in the Tenant’s Building and the Building.

15.3	Subject to Tenant’s continued fulfillment of the payment of Rent, Additional Rent and all other obligations hereunder, Tenant shall be entitled to have Tenant’s business or trade name appear in a posted directory in the lobby of the Tenant’s Building, which shall be maintained by Landlord if Landlord establishes such a directory. Tenant agrees that the posting of Tenant’s business or trade name shall appear in a manner consistent with the names of other Tenants in the Tenant’s Building. Provided that space is available in the lobby directory, Tenant’s key employees may appear in such directory at Landlord’s sole discretion.

15.4	Tenant may, subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, have Tenant’s business or trade name appear on the exterior of the Tenant’s Building. However, Tenant agrees that only one business or trade name may appear on the exterior of the Tenant’s Building and that the execution of this Lease Agreement neither entitles Tenant to have its name appear on the exterior of the Tenant’s Building nor does it entitle Tenant to have the option of leasing such signage, which shall be made available to Tenant on an availability basis and at Landlord’s sole discretion. Tenant’s continued rent obligation and other obligations hereunder are not affected by the signage on the exterior of the Tenant’s Building or the Building and Landlord may change the signage on the Tenant’s Building or the Building at any time in Landlord’s sole discretion without notice to Tenant.

Landlord’s Initial:                      Tenant’s Initial:

16.	MAINTENANCE AND REPAIR OF PREMISES:

16.1	Maintenance and Repair of Leased Premises: Tenant shall take good care of the Leased Premises and the interior thereof, including without limitation all interior partitions, floor coverings, wall coverings, fixtures and all doors, interior and exterior, and all equipment serving the Premises, and shall, at Tenant’s own cost and expense, keep them in good working order and sanitary condition and repair and shall promptly make all repairs and replacements to the same to the reasonable satisfaction of Landlord, except for usual and ordinary wear and tear by reasonable use and occupancy; and at the end or other expiration of the Term, shall deliver up the Premises in the same condition as received, ordinary wear and tear by ordinary use thereof only excepted. Landlord may, but shall not be obligated to, make any repairs which are not promptly made by Tenant and charge Tenant for the cost thereof as Additional Rent. Tenant, at Tenant’s sole cost and expense, shall operate, maintain, repair and replace all systems within and serving only the Leased Premises including but not limited to all utilities, HVAC, electrical and plumbing systems. Tenant shall contract with a qualified HVAC service contractor to periodically service (which shall include changing of filters) the HVAC system as recommended by the HVAC manufacturer.

16.2	Tenant shall, at Tenant’s sole cost and expense, to the satisfaction of Landlord, promptly repair any damage and replace any destruction to the Premises, the Tenant’s Building, the Building or the Project or any part thereof caused by Tenant or Tenant’s Representatives, agents, customers, clients, patients, invitees or guests.

16.3	Maintenance, Repair and Replacement of Common Areas: Landlord shall, subject to and except as provided in Section 1.16, maintain, repair and replace the Project Common Areas and the Building Common Areas and Service Areas in good, clean, sanitary condition and repair. All costs and expenses of such maintenance, repair and replacement shall either be part of the Project Operating Costs and Expenses or Building Operating Costs and Expenses, as the case may be, as defined by and except as otherwise provided in Section 5. Landlord represents that the Building’s mechanical systems will be in good working order on the Commencement Date and that it shall repair and replace such systems subject to and except as provided in Section 16.1.

16.4	Landlord shall attempt to perform such maintenance, repairs and replacement with reasonable dispatch but shall not be liable to Tenant for any damages direct, indirect or consequential or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of any equipment, machinery, facilities, systems or utilities serving such areas of the Premises or delays in the performance of such maintenance, repairs or replacements unless caused by the gross negligence or wilful misconduct of Landlord, its employees, contractors or agents.

16.5	No set-off: Tenant waives all rights (whether statutory or otherwise) to make repairs at the expense of Landlord, to cure any alleged defaults by Landlord in making repairs at the expense of Landlord, or to deduct the cost thereof from rent or other sums due Landlord hereunder.

Landlord’s Initial:                      Tenant’s Initial:

17.	DAMAGE OR DESTRUCTION:

17.1	In the event of damage or destruction of all or any portion of the Demised Premises, Tenant shall immediately notify the Landlord thereof. If such damage causes any material portion of the Demised Premises to be untenantable for more than twenty (10) consecutive business days, then Tenant may terminate this Lease upon ten (10) days prior written notice to Landlord.

17.2	If the Demised Premises are damaged or destroyed by fire, or other cause not resulting from an act or omission of Tenant or Tenant’s Representatives, to the extent that such damages cannot be repaired or rebuilt within one hundred twenty (120) days of casualty, Landlord shall have the option of either (i) repairing, reconstructing and restoring such damage or destruction using all available insurance proceeds or terminating this Lease or (ii) not rebuilding and terminating of this Lease. Landlord shall notify Tenant of the option selected by Landlord within thirty (30) business days after such damage or destruction. If Landlord fails to notify Tenant of the selected option, Tenant shall notify Landlord of such failure to select. If Landlord fails to select an option within ten (10) days after such notice, such failure to select shall be deemed an election to not rebuild and to therefore terminate this Lease. If Landlord elects to terminate the Lease, all Rent, Additional Rent and other sums due from Tenant hereunder shall be prorated as of the date of the casualty. In the event Landlord elects to proceed with the repair, reconstruction and restoration (a) all proceeds from insurance policies covering the Tenant’s Improvements and maintained by Tenant shall be paid to Landlord and used in such repair, reconstruction and restoration, and (b) all such work shall be completed within one hundred eighty (180) business days from the date of Landlord‘s notice to Tenant, subject to delays by causes beyond Landlord‘s reasonable control. If Landlord exercises the option to repair, reconstruct and restore, the Demised Premises shall be substantially restored to their prior condition and appearance substantially in accordance with the initial plans and specifications subject to changes required by changes in applicable laws, statutes, ordinances, codes, rules and regulations. In the event of such damage or destruction and the election by Landlord to repair, reconstruct and restore, then, provided Tenant has not terminated the lease pursuant to Section 17.1, this Lease shall continue in full force and effect, but if such damage or destruction shall be so extensive that Tenant is unable to occupy all or any portion of the Demised Premises and conduct Tenant’s business therein, then the Base Annual Rent, but not the Additional Rent, shall equitably and proportionately abate until the damage or destruction has been repaired by Landlord and possession of the Demised Premises tendered to Tenant. In the event, however, Tenant can continue to occupy and conduct its business in a portion of the Demised Premises, but is deprived of the use and occupancy of a part or parts of the Demised Premises as a result of such damage or destruction, then the Base Annual Rent, but not the Additional Rent, shall be equitably abated, in proportion to the portion of the Net Rentable Area of the Demised Premises that Tenant is unable to use and occupy, until the damaged or destroyed portion of the Demised Premises is repaired or restored.

Landlord’s Initial:                     Tenant’s Initial:

17.3	If the damage or destruction is caused by the act or omission of Tenant or Tenant’s Representatives, then this Lease shall continue in full force and effect and there shall be no abatement of Rent, Additional Rent or any other sums payable by Tenant to Landlord hereunder.

17.4	In the event of insubstantial damage or destruction to the Demised Premises or to the Building Common Areas or of insubstantial or substantial damage to or destruction of the Project Common Areas or portions thereof, then such damage or destruction shall be repaired, reconstructed and restored by Landlord, this Lease shall continue in full force and effect and there shall be no abatement of Rent, Additional Rent or any other sums payable by Tenant to Landlord hereunder.

17.5	Damage to or destruction of other portions of the Building outside of the Tenant’s Building, other than the availability of Tenant’s reserved parking spaces as set forth on Exhibit J, shall not affect this Lease Agreement or relieve Tenant from any of Tenant’s obligations hereunder.

17.6	Notwithstanding anything herein contained or implied to the contrary (a) if Landlord is obligated to or elects to repair, reconstruct or restore the Demised Premises after damage or destruction Landlord shall be obligated, at Landlord’s expense, to repair, reconstruct or restore only those portions or parts of the Demised Premises that were originally constructed or provided by Landlord at Landlord’s expense and Tenant, at Tenant’s expense, shall be obligated to pay for the cost of repairing, reconstructing or restoring those portions or parts of the Demised Premises that were originally constructed or provided at Tenant’s expense; and (b) Landlord shall not be obligated to repair, reconstruct or restore the Demised Premises, if the damage or destruction occurs during the last eight months of the initial or any extended or renewal term of this Lease (unless the term has been properly extended or renewed by Landlord and Tenant prior to the casualty) or if any mortgagee fails or refuses to make insurance proceeds or any part of insurance proceeds available to Landlord for the repair, reconstruction or restoration.

17.7	Landlord shall not be liable to Tenant, Tenant’s Representatives or others for any damage (compensatory, consequential or otherwise) that they or any of them may suffer or incur as a result of any such damage or destruction to the Demised Premises, the Tenant’s Building, the Building or the Project Common Areas.

18.	DEFAULT:

  A default and breach of this Lease by Tenant shall be deemed to occur upon the happening of any one or more of the following events (“events of default”):

a.	Tenant’s failure to pay when due any monthly rental or other payments due hereunder, including without limitation, Base Rent, Additional Rent, Tenant’s Proportionate Share of Operating

Landlord’s Initial:                      Tenant’s Initial:

Expenses, rental taxes and sales tax or any other payment due Landlord under this Lease or any other agreement or contract between Landlord and Tenant; or

b.	Intentionally Omitted.

c.	Tenant’s voluntarily petitioning for relief under or otherwise seeking the benefit of any bankruptcy, reorganization or insolvency law; or

d.	A receiver or trustee being appointed for Tenant or its property; or

e.	The filing of an involuntary bankruptcy, arrangement, or reorganization petition against Tenant; or

f.	Tenant’s making an assignment for the benefit of creditors; or

g.	Intentionally Omitted.

h.	Tenant’s interest under this Lease being sold under execution or other legal process; or

i.	Any act or omission of Tenant which results in the filing of a lien against the Premises, the Tenant’s Building, the Building or the Project or any portion thereof which is not released or transferred within five (5) days of notice ; or

j.	Any transfer, assignment, subletting or encumbering of Tenant’s interest under this Lease or the Premises, by operation of law or otherwise without the prior written consent of Landlord, which consent shall be in the sole and absolute discretion of Landlord; or

k.	Intentionally Omitted.

l.	The failure of Tenant to comply with any provision of this Lease or any other agreement between Landlord and Tenant, all of which terms, provisions, and covenants shall be deemed material; or

m.	The failure of Tenant to pay rent notwithstanding its failure to accept the Premises, to promptly move into, to take possession of, or to operate its business on the Premises when the Premises are substantially complete; or

n.	Tenant becoming insolvent or unable to pay its debts as they become due, or Tenant’s notification to Landlord that it anticipates either condition; or

o.	Tenant’s default in the performance or observance of any of the other covenants or agreements herein contained or contained in the Exhibits hereto and not specifically set forth above for a period of thirty (30) days after the date of mailing written notice thereof by Landlord to Tenant, or such longer period as is reasonably necessary provided Tenant is diligently pursuing a cure.

19.	REMEDIES:

  Upon the occurrence of any event or events of default, whether enumerated in Section 18 or not, Landlord may, in addition to all other remedies provided by law, at Landlord’s election pursue any one or more of the following remedies which are not mutually exclusive and are consistent with the laws of the State of Florida:

19.1	Acceleration: Declare the entire remaining unpaid rental (whether monthly, additional, percentage or otherwise) for the balance of the Term of this Lease immediately due and payable forthwith and take action to recover and collect the same either by distress or otherwise.

Landlord’s Initial:                      Tenant’s Initial:

19.2	Terminate Tenant’s right to possession under this Lease and re-enter and take possession of the Premises, and relet or attempt to relet the Premises, or any part thereof, on behalf of and as the agent of Tenant, at such rental and under such terms and conditions as Landlord may, in the exercise of Landlord’s sole and absolute discretion, deem best under the circumstances for the purpose of reducing Tenant’s liability, and Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all rental, additional rent and all other sums due under this Lease and for all damages suffered by Landlord because of Tenant’s breach of any of the covenants of this Lease. Landlord shall apply any rentals received from such reletting first to the expenses of Landlord, if any, incurred by re-entering and placing the Premises in condition for reletting, and then to the payment of rentals due hereunder and other obligations of Tenant to Landlord arising under this Lease. If Landlord is successful in reletting the Premises at a rent in excess of that agreed to be paid by Tenant, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rent, and Tenant does hereby waive any claim to such excess rent. At any time during such repossession or reletting, Landlord may, by delivering written notice to Tenant, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this Lease, and retake possession and occupancy of the Premises on behalf of Landlord.

19.3	Termination and Possession: Declare this Lease terminated, whereupon the term herein granted and all right, title, and interest of Tenant in and to the Premises shall end. Such termination shall be without prejudice to Landlord’s right to enforce the collection of any rental, additional rental or other sums due or accrued at the termination thereof, and for such time as shall be required to evict Tenant, together with all other damages suffered by Landlord as a result of Tenant’s default. Upon such termination Landlord shall have the right immediately to re-enter the Premises and take possession thereof, and Tenant shall thereupon be deemed to have surrendered the Premises to Landlord.

19.4	Tenant’s Account: Pay or perform any obligation of Tenant for Tenant’s account, without prejudice to any other right or remedy of Landlord. All damages, costs and expenses so incurred by Landlord, including any interest, penalties and attorneys’ fees, shall be due and payable to Landlord on demand.

19.5	Landlord’s Lien: Enforce by any available procedure a Landlord’s lien upon any or all of Tenant’s equipment, furnishings, furniture trade fixtures, inventory, and other personal property of Tenant situated on, affixed to, or kept on the Premises; Tenant hereby grants Landlord an express Landlord’s lien upon all such property for the furtherance thereof, Tenant agrees to execute and record such UCC-1 financing statements as Landlord may deem necessary to perfect its Landlord’s lien.

Landlord’s Initial:                      Tenant’s Initial:

19.6	Legal Proceedings:

a.	THE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE PROJECT, THE DEMISED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE;

19.7	Acceptance of Late Payments: The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default, and it shall constitute only waiver of timely payment for the particular rent payment involved. No payment by Tenant or receipt by Landlord of a lesser amount than the rent, additional rent, holdover rent (if permitted hereunder) or other sums due shall be deemed to be other than on account of the earliest stipulated amounts so due, nor shall any endorsement or statement on any check or any letter or other writing accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s rights to recover the balance of such rent or to pursue any other right or remedy provided herein or at law or in equity.

19.8	Cumulative Remedies: The remedies of Landlord herein are cumulative and the election to proceed by forfeiture or surrender or otherwise shall not preclude the exercise of any other remedies herein described or otherwise provided by statute or general law, including at law or in equity, at the same time or in subsequent times or actions.

20.	NOTICES:

  All notices, requests, consents and other communication required or permitted under this Lease shall be in writing (including telex, telecopy, facsimile and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier services (which shall include recognized national overnight courier services such as Federal Express), telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, and addressed to:

(a) If intended for Landlord: DMB Sarasota I, L.P. c/o Brookhill Management Corp. 501 Madison Avenue, 18th Floor New York, NY 10022 Attn: Ronald B. Bruder Phone: (212) 753-3123 Fax: (212) 371-9515	With a copy to: Zachary E. Samton, Esq. c/o Brookhill Management Corp. 501 Madison Avenue, 18th Floor New York, NY 10022 Phone: (212) 753-3123 Fax: (212) 371-9515
And

Landlord’s Initial:                      Tenant’s Initial:

With a copy to: Michael J. Furen, Esq. Icard, Merrill, Cullis, Timm, Furen & Ginsburg, P.A. 2033 Main Street, Suite 600 Sarasota, FL 34237 Phone: (941) 366-8100 Fax: (941) 366-6384

(b) If intended for Tenant:

Duncan G. Perry

Artisoft, Inc. dba Vertical Communications

One Memorial Drive

Cambridge, MA 02142

Phone: (617) 354-0600 x 201

With a copy to:

Vic Zanetti, Esq.

Andrews Kurth, LLP

1717 Main Street, Suite 3700

Dallas, TX 75201

Phone: (214) 659-4679

Fax: (214) 659-4401

Facsimile must be accompanied by an additional means of transmission in order to be effective under this provision. If any of the above addresses needs to be changed, or if either Landlord or Tenant wants notices sent to additional addresses, then that may be accomplished by sending the appropriate notice to the other party as provided in this paragraph. Each such notice shall be deemed delivered (a) on the date delivered to the addressee or an authorized representative of the addressee if by hand delivery; (b) on the date of receipt by the addressee if by telex, telefax, telecopy, facsimile or other telegraphic method (receipt may be confirmed by the sender through verbal confirmation of receipt from the addressee, or an authorized representative of addressee); and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

21.	TAXES ON TENANT’S PERSONAL PROPERTY AND TAXES ASSESSED AGAINST RENTALS:

21.1	Personal Property Taxes: Tenant shall pay promptly when due any and all taxes and assessments that may be levied or assessed against Tenant’s personal property located in, on or about the Premises and will cause such personal property to be assessed directly to Tenant. If for any reason said personal property cannot, or is not assessed separately and is included with Landlord’s real or personal property tax assessments, Tenant will upon demand pay to Landlord the amount of taxes levied or assessed against the personal property, using for such purpose the valuation and rate of tax placed thereon by the taxing authority, if the same can be determined and if not, using a reasonable valuation.

Landlord’s Initial:                      Tenant’s Initial:

21.2	Sales Tax: In addition to the rent hereinabove provided for, Tenant shall pay to Landlord, promptly as and when due, all sales, use or excise taxes, levied, assessed or payable on or on account of the leasing or renting provided for hereunder, or on account of the rent payable hereunder.

21.3	Other Taxes: Tenant shall promptly pay any other taxes which may be enacted or imposed on Landlord as a result of this Lease Agreement other than income taxes or similar taxes.

22.	ATTORNEY’S FEES AND COSTS OF COLLECTION:

  Either party shall promptly pay to the prevailing party all costs and expenses of enforcement of this Lease and of collection of any sums due hereunder, including without limitation attorneys’ fees, legal assistant fees, paralegal fees, expert witness fees and costs, which may be paid or incurred by prevailing party; and both parties further agree to pay all reasonable costs and expenses, including reasonable attorneys’ fees, legal assistant fees, paralegal fees, expert witness fees, which may be paid or incurred by the prevailing party in obtaining a declaration of any of the rights or remedies of the prevailing party or obligations of such party, whether arising under this Lease or granted, permitted or imposed by law or otherwise.

23.	PRIOR AGREEMENTS:

  This Lease Agreement supersedes and revokes any and all prior or other oral or written agreements between the parties relating to the Premises, and all such agreements between the parties relating to the Premises are hereby merged into this lease; and no amendment, modification, waiver, release or variation of this Lease or of any terms or provisions of this Lease, shall be effectual, binding or valid unless and until the same is reduced to writing and signed by the party to be charged thereby. No notice, request or demand in this Lease provided for may be waived except by written waiver thereof signed by the party waiving the same.

24.	FLOOR PLANS:

  Any floor plan or other plan, drawing or sketch which is attached to or made part of this Lease, such as Exhibits A or B, is used solely for the purpose of a reasonable approximate identification and location of the Demised Premises, and any markings, measurements, dimensions or notes of any kind contained therein (other than the outline of the Premises as an approximate identification and location thereof) have no bearing with respect to the terms and conditions of this Lease. The design, layout, materials, structure or other aspects of the Buildings and Project may be altered hereafter without affecting Tenant’s obligations hereunder. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises, the Tenant’s Building, the Building or the Business Park or with respect to the suitability of the Premises for Tenant’s intended use unless such are expressly set forth in this Lease. Tenant further acknowledges that no representations or warranties as to the state of construction or repair of the Premises, nor promises to alter, remodel, improve, repair, decorate or paint the Premises, have been made by Landlord, except as specifically set forth herein.

Landlord’s Initial:                      Tenant’s Initial:

25.	NO AUTOMATIC RENEWAL:

  There shall be no automatic extension or renewal of the terms of this Lease except as expressly otherwise agreed in writing by the parties hereto. Tenant shall have no right to hold over and, if Tenant does so with Landlord’s consent, same shall be a tenancy from month-to-month terminable at will by either Landlord or Tenant.

26.	BUILDING STANDARD CRITERIA:

  The Building Standard Criteria are set forth in Exhibit D annexed hereto.

27.	CONDEMNATION:

  If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving written notice of such to the other party within sixty (60) days of the notice of the taking. Failure to give such notice is waiver of the rights of termination. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render tenantable the part not taken or conveyed; and the rent shall be reduced in proportion to the part of the Premises taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of moving and relocation expenses, depreciation to and removal of Tenant’s property and Tenant’s business damages.

28.	SUBORDINATION TO MORTGAGES:

28.1	This Lease is hereby made expressly subject and subordinate at all times to any and all mortgages or deeds of trust, ground or underlying leases affecting the Premises, the Building and/or the Project which have been executed and delivered or which will hereafter be executed and delivered and any and all extensions and renewals thereof and all modifications thereof, substitutions therefor and to any and all advances made or to be made under or upon mortgages, or deeds of trust and notes secured thereby and such, ground or underlying leases. Provided Tenant has been furnished with a suitable non-disturbance agreement, Tenant agrees to execute any instrument or instruments which Landlord may deem necessary or desirable to effect the subordination of this Lease to any or all such mortgages, deeds of trust, ground or underlying leases provided any such instrument is true, accurate and not misleading, and in the event that Tenant shall refuse, after reasonable notice, to execute such instrument or instruments which Landlord may deem necessary or desirable to effect the subordination of the Lease to any or all such

Landlord’s Initial:                      Tenant’s Initial:

mortgages, deeds of trust, ground or underlying leases and in the event that Tenant shall refuse, after reasonable notice, to promptly execute such instrument or instruments, Landlord may, in addition to any right or remedy accruing hereunder, terminate this Lease without incurring any liability whatsoever to Tenant for damages or otherwise and the tenancy hereby granted is expressly limited accordingly.

28.2	Landlord shall use its best efforts to furnish Tenant with a non-disturbance agreement from all present and future mortgagees of the Project in a form approved by the mortgagee(s) and their counsel.

28.3	Tenant shall, in the event of the sale or assignment of Landlord’s interest in the Tenant’s Building or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord coveting the Premises, attorn to the purchaser and recognize the purchaser as Landlord under this Lease, provided such new Landlord agrees to assume all Landlord’s obligations under this Lease.

In no event shall any lender or purchaser acquiring the Tenant’s Building or Project through foreclosure, deed in lieu of foreclosure, exercise of the power of sale, or purchase from Landlord be:

(a)	liable for any act or omission of Landlord or any prior landlord;

(b)	intentionally omitted;

(c)	subject to any offsets or defenses that Tenant might have had against the Landlord or any prior landlords;

(d)	bound by any payment or rent or additional rent that Tenant might have paid to Landlord or any prior landlords for more than the current month; or

Tenant acknowledges that, prior to entering into an amendment or modification of this Lease, Landlord must seek Lender’s consent to such amendment or modification.

28.4	Provided that Landlord has previously notified Tenant of any Lender’s address for notice, Tenant agrees to give prompt written notice to Lender of any default by Landlord that would entitle Tenant to cancel this Lease, and agrees that notwithstanding any provision of this Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless Lender has received said notice and has failed within thirty (30) days of the date of receipt thereof to cure Landlord’s default, or if the default cannot be cured within thirty (30) days, has failed to commence and diligently pursue the cure of Landlord’s default which gave rise to such right of cancellation. Tenant further agrees to give such notices to any successor of Lender, provided that such successor shall have given written notice of Tenant of its acquisition of Lender’s interest in the Mortgage and designated the address to which such notices are to be sent.

Landlord’s Initial:                      Tenant’s Initial:

28.5	Tenant acknowledges that Landlord may execute and deliver to any Lender an Assignment of Leases and Rents pledging this Lease and the rent and other sums due under this Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment.

28.6	Tenant agrees that it will not, without the prior written consent of Lender, do any of the following, and any such purported action without such consent shall be void as against Lender:

(a)	modify this Lease or any extensions or renewals thereof in such a way as to reduce the Rent, accelerate Rent payments, shorten the original term or change any renewal option;

(b)	terminate this Lease except as provided by its terms; or

(c)	tender or accept a surrender of this Lease or make prepayment in excess of one month of rent thereunder.

28.7	The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any Lender or Tenant. However, Tenant agrees to execute and deliver to any Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request to effectuate said provisions.

28.8	If Tenant should fail to execute any subordination or other agreement required by this Section, promptly as requested, Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute such instrument in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest.

29.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS:

29.1	Within fifteen (15) days after request of Landlord, Tenant shall deliver to Landlord a duly executed certificate stating the Termination Date, the Monthly Rent, the amount of any prepaid rent and security deposits, the fact that this Lease is in full force and effect, the fact that this Lease is unmodified (or if modified, the date and specific terms of the modification), the fact that Landlord is not in default (or if a default exists, the specific nature thereof) and such other true, accurate and non-misleading facts as Landlord may reasonably request and acknowledgments of any provision of the Lease. Failure to timely deliver same shall be conclusive evidence that the Termination Date and Monthly Rent are as set forth herein, no rent has been paid in advance, there is no security deposit, and that there are no modifications or Landlord’s defaults. Such certificate will be relied on by Landlord, lenders, prospective lenders or prospective purchasers.

Landlord’s Initial:                      Tenant’s Initial:

30.	QUIET ENJOYMENT:

  Landlord agrees that Tenant, upon paying the Monthly Rent, all Additional Rent and all other sums and charges then due and upon performing all the covenants, agreements, terms, provisions and conditions of this Lease to be performed by Tenant, shall enjoy peaceful and quiet possession of the Premises during the term of this Lease without any manner of hindrance from Landlord or persons claiming by, through and under Landlord.

31.	PARKING SPACES:

31.1	Tenant shall have the right to use the Base Number of Unreserved Parking Spaces in common with the other tenants in the Business Park. The Base Number of Unreserved Parking Spaces Tenant may use shall be determined by the Net Rentable Area of the Demised Premises. Landlord estimates that Tenant shall be entitled to use four (4) Unreserved Parking Spaces per one thousand (1,000) square feet of Net Rentable Area of the Demised Premises. Tenant shall not be entitled to use any Unreserved Parking Spaces for any increment of Net Rentable Area of less than one thousand (1,000) square feet.

31.2	Additional Unreserved Parking Spaces, beyond the number of Unreserved Parking Spaces allotted to Tenant as specified in Section 31, may be able to be leased by Tenant. Tenant acknowledges that the availability of such additional parking spaces is limited and that additional parking spaces shall be offered to Tenant on an as available basis only, in Landlord’s sole discretion.

31.3	Tenant may be able to lease Reserved Parking Spaces. The Reserved Parking Spaces may be made available to Tenant only on an as available basis and will be leased to Tenant in Landlord’s sole discretion. Tenant agrees that each Reserved Parking Space that Tenant leases shall proportionately reduce the number of Parking Spaces that Tenant is entitled to use under Section 31.1 hereinabove. Tenant acknowledges that it has been allotted 308 Reserved Parking Spaces, as more fully described in Exhibit J attached hereto and which may be adjusted in Landlord’s sole discretion from time to time, provided such change shall not materially alter the location and number of parking spaces, and, therefore, the Base number of Unreserved Parking Spaces has been reduced to zero (0). Landlord represents that in the event that up to twenty (20) parking spaces become available at a location in the Project south or west of the Demised Premises, such spaces shall be designated for Tenant’s use.

32.	LANDLORD’S RIGHT TO ALTER COMMON AREAS:

  Without abatement or diminution in Rent, Landlord reserves and shall have the right upon fifteen (15) days advance notice to Tenant to change the street address and/or the name of the Project, the Building or the Tenant’s Building and/or change or alter the entrances, passageways, doors, doorways, corridors, stairs, toilets, or other common or service areas of the Tenant’s Building, the Building or the Project without liability to Tenant.

Landlord’s Initial:                      Tenant’s Initial:

33.	EXCULPATION:

33.1	No Personal Liability: Notwithstanding anything to the contrary set forth or implied in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord, its officers, directors or shareholders or its successors or assigns with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity of the current or future owner in the Project, if any, for the satisfaction of each and every judgment against them in favor of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord or otherwise.

33.2	Security Breaches: Although the Landlord may, through Landlord’s employees or through third party vendors, attempt to provide a degree of security for the Project, the Project Common Areas and the Building Common Areas, Landlord does not, either expressly or impliedly, warrant, guarantee or insure the safety or security of Tenants, their clients, customers, patients, employees, invitees or guests or their respective property and Tenant, on behalf of Tenant and Tenant’s clients, customers, patients, employees, invitees and guests, waives and releases all claims, actions and causes of action by them or any and each of them against Landlord, its employees, officers, directors, shareholders, agents and representatives, for death, personal injury, property damage or destruction or theft resulting from criminal acts of any and all persons occurring on, in or about the Project, the Tenant’s Building, the Building, the Project Common Areas and the Building Common Areas and Service Areas, except those of Landlord and its employees, and, agrees to indemnify and hold Landlord, its employees, officers, directors, shareholders, agents and representatives, and each of them, harmless from and against all such claims, actions and causes of action brought by Tenant and/or Tenant’s clients, customers, patients, employees, invitees or guests, against Landlord and/or its employees, officers, directors, shareholders, agents and/or representatives, singularly or jointly with others, for damages for death, personal injury, property damage or destruction or theft resulting from the criminal acts of any and all persons other than Landlord, its employees, officers, directors, shareholders, agents or authorized representatives and all damages, whether compensatory, punitive, exemplary, consequential or otherwise awarded and all judgments entered therein, and all costs and expenses, including reasonable attorney’s fees, expert witness fees, paid or incurred by Landlord in defending such claims, actions and/or causes of action.

34.	SUCCESSORS AND ASSIGNS:

  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Landlord’s Initial:                      Tenant’s Initial:

35.	REAL ESTATE COMMISSIONS:

  Tenant represents that Tenant has not had dealings of any nature with any real estate broker or salesperson. Tenant further agrees to hold Landlord harmless from any claim for commission, fees, or expenses of any other party, including real estate brokers or salespersons, claiming to have represented Tenant in regard to the obtaining of this Lease.

36.	INTENTIONALLY OMITTED.

37.	RADON AND HAZARDOUS WASTE:

37.1	The following notice is required to be given by Section 404.056(6), Florida Statutes: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT IS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH DEPARTMENT.

37.2	Tenant shall not place in nor store on or about the Premises or the Building nor discharge, emit, dispose or release from on or about the Premises or the Building, nor allow to be placed onto, stored on or about, or be discharged, emitted, disposed or released from on or about the Premises or the Building, any pollutants, hazardous substances or hazardous waste; (as defined by and/or as prohibited by any common law or any federal, state or local law, statute, rule, regulation, ordinance or other regulatory requirement, including without limitation, any so-called “Superfund” or “Super Lien” legislation, relating to the presence of hazardous waste on, in or about the Premises) and shall indemnify and hold Landlord harmless from and against any and all expense, damage, loss or liability incurred by Landlord as a result of Tenant’s breach of this covenant, including, without limitation, any response costs, clean-up costs, environmental investigation and/or feasibility costs, and any and all fines or penalties imposed as a result thereof. Tenant further agrees that, upon request, it shall furnish Landlord with such estoppel or other written information as Landlord may reasonably request with regard to Tenant’s compliance with this representation and Tenant acknowledges that the covenants in this Section comprise a material inducement for Landlord to enter into this lease without which Landlord would not have done so.

Landlord’s Initial:                      Tenant’s Initial:

38.	ADDITIONAL PROVISION REGARDING LANDLORD’S LIABILITY:

  The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Building at the time in question. In the event of any transfer or transfers or conveyances, the then grantor shall automatically be freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed. It being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns only during and in respect to their respective successive periods of ownership.

39.	THE AMERICANS WITH DISABILITIES ACT:

39.1	Landlord shall be responsible for ensuring that the Project Common Areas and the Building Common Areas are in compliance with any applicable provisions of the Americans With Disabilities Act and related rules and regulations, if any.

39.2	Intentionally Omitted.

40.	RULES AND REGULATIONS:

  Tenant agrees that it shall at all times abide with the Rules and Regulations attached hereto as Exhibit C as they may be modified or supplemented from time to time by Landlord in Landlord’s sole judgment and discretion.

41.	TIME OF THE ESSENCE:

  TIME IS OF THE ESSENCE OF THIS LEASE AND ALL PAYMENTS DUE LANDLORD HEREUNDER.

42.	MISCELLANEOUS TERMS AND PROVISIONS:

42.1	Condition of Premises: Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Tenant’s Building or with respect to the suitability or condition of any part of the Tenant’s Building for the conduct of Tenant’s business except as expressly provided in this Lease.

42.2	This Lease shall not be recorded. However, Landlord may record a Short Form of Lease, the form of which is attached hereto as Exhibit F, and Tenant shall execute and acknowledge the Short Form of Lease upon Landlord’s request.

42.3	Insolvency or Bankruptcy: In no event shall this Lease be assigned or

Landlord’s Initial:                      Tenant’s Initial:

assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

42.4	Choice of Law: This Lease shall be governed by and construed pursuant to and under the laws of the State of Florida.

42.5	Venue: Any action concerning or arising out of or based upon this Lease shall be brought in Sarasota, Florida, in the Circuit Court of the Twelfth Judicial Circuit for the State of Florida. The Landlord and Tenant, expressly, unconditionally and irrevocably waive any right they may have to remove any such action to a United States District Court.

42.6	Successors and Assigns: Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

42.7	Name: Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such name.

42.8	Examination of Lease: Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

42.9	Construction: The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. All references in this Lease to articles or sections are to articles or sections contained in this Lease unless a different document is expressly specified. All exhibits hereto are incorporated herein by reference and made a part hereof with the same effect as if set out in full herein.

42.10	Severability of Invalid Provisions: If any provision of this Lease, shall be determined by a court to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired and such remaining provisions shall remain in full force and effect and the provisions determined to be invalid, void or unenforceable shall be automatically deemed to be modified to the extent required by law to be valid and enforceable.

42.11	Definition of the Relationship between the Parties: Landlord Shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business on the Premises or otherwise.

Landlord’s Initial:                      Tenant’s Initial:

42.12	Force Majeure: Landlord and Tenant shall be excused for the period of any delay in the performance of any obligation hereunder, other than Tenant’s obligation to pay rent, additional rent or any other amounts due to Landlord under the Lease or Landlord’s obligation to pay any amounts due to Tenant under the Lease, when such delay is occasioned by causes beyond its reasonable control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slow-downs or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

42.13	Landlord or Tenant, except for its own gross negligence or wilful misconduct, shall not be liable to Tenant or Landlord for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the reasonable control of Landlord. Nor shall Landlord be liable for any damages or inconvenience which may arise through repair, replacement or alterations or additions to any part of the Project, the Tenant’s Building, the Building or the Premises.

42.14	Definitions and Key Terms: The Definitions and Key Terms set forth in Section 1 are hereby made part of this Lease.

42.15	Landlord’s Alterations: Landlord has the right to make changes in and about the Tenant’s Building, the Building and the Project, and all improvements located thereon, including without limitation the parking areas, signs, entrances, and the address or the name of Buildings or the Project. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building or the Project. Tenant agrees that:

(a)	Landlord shall have access to the Premises during normal business hours upon notice, for the purpose of performing such work, provided no notice shall be required for emergency work.

(b)	Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Tenant’s business at the Premises (provided that Tenant is not denied access to said Premises and that such work does not unreasonably prevent Tenant from conducting its business in the Premises) which shall arise out of said access by Landlord or by the performance by Landlord of such work. Landlord will use its best efforts not to interfere with Tenant’s ability to conduct its business.

The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord’s actions pursuant to this Section so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises.

Landlord’s Initial:                      Tenant’s Initial:

42.16	Cable TV: Tenant may, at its sole cost and expense, install cable TV wiring in the Premises. The location and method of installation shall be approved by Landlord in writing in advance which approval shall not be unreasonably withheld, delayed or conditioned.

42.17	Satellite Dish: Landlord may, in its sole judgment and discretion permit Tenant to install a small satellite dish or wireless communication device to serve the Demised Premises at Tenant’s sole cost and expense. The location and method of installation and removal shall be approved by Landlord in writing in advance.

42.18	Waiver: No provisions of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant. A waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having the effect of any original breach. Landlord‘s receipt of rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord’s failure to enforce against Tenant or any other tenant of the Building any of the rules or regulations made by Landlord shall not be deemed a waiver of such rules and regulations. No act or thing done by Landlord, its agents or employees during the Lease term shall be deemed an acceptance of a surrender of the Premises and shall not be valid unless agreed to in writing signed by Landlord. The delivery of keys to any of Landlord’s agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the rent due shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying a payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy available to Landlord.

42.19	Designated Parties: Landlord may act in any matter provided for herein by its property manager or any other person who shall from time to time be designated by Landlord by notice to Tenant provided, however, that the property manager or designee shall not be deemed to be Landlord’s agent. Tenant may designate in writing a person to act on its behalf in any matter provided for herein and may, by written notice, change such designation. In the absence of such designation, the person or persons executing this Lease for Tenant shall be deemed to be authorized on behalf of Tenant in any matter provided for herein.

42.20	Building Name: Landlord reserves the right at any time and from time to time to name and change the name by which the Project and/or the Building is designated.

42.21	Corporate Authority: If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state in

Landlord’s Initial:                      Tenant’s Initial:

which the Premises are situated. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has authority to do so and fully obligate Tenant to all terms and provisions of this Lease. Tenant shall furnish Landlord with a certified copy of resolutions of the Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant’s behalf. Tenant shall provide Landlord all name change and other corporate certificates and other corporate documents of Tenant that Landlord may request promptly on Landlord’s request.

42.22	Entire Agreement: It is expressly understood and agreed between the parties hereto that this Lease and any Exhibits attached hereto sets forth all the promises, agreements, representations, conditions, inducements and understandings between Tenant relative to the Demised Premises, and the Project and that there are no promises, agreements, conditions, understandings, inducements, warranties, representations, oral or written, expressed or implied, between them other than as set forth herein and therein. This Lease shall not be amended, modified, changed or canceled, except by an instrument in writing duly executed by the parties hereto with the same formalities as this Lease Agreement.

42.23	Confidentiality: Tenant shall keep the contents of this Lease confidential and shall not disclose the contents of this Lease in any manner whatsoever, except that (i) Tenant may make any disclosure of information contained in this Lease to which Landlord gives its prior written consent, and (ii) any information contained in this Lease may be disclosed to Tenant’s Representatives who need to know that information for the purpose of assisting Tenant in connection with its business at the Premises and who agree in writing to keep that information confidential and (iii) Tenant may disclose any information contained in this Lease to its Parent Corporation, its lenders and as necessary to comply with SEC requirements. Tenant shall be responsible for any breach of the provisions of his Section by any of its Representatives. The term “Representatives” as used in this Section of the Lease means Tenant’s directors, officers, shareholders, partners, employees, attorneys, accountants and bankers.

42.24	Counterparts: This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature page to follow]

Landlord’s Initial:                      Tenant’s Initial:

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESSES:	“LANDLORD”

DMB SARASOTA I, L.P., a Delaware limited partnership,

By: DMB L3 G.P., Inc., its general partner,

As to Landlord	By:
Type Name:
Its:

Executed by Landlord this day of , 2005.

WITNESSES:	“TENANT”

VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware Corporation

By:
As to Tenant	Type Name:
Its:

Executed by Tenant this day of , 2005.

Landlord’s Initial:                      Tenant’s Initial:

EXHIBIT A

TO

FRUITVILLE BUSINESS PARK LEASE

BUSINESS PARK SITE PLAN

Landlord’s Initial:                      Tenant’s Initial:

EXHIBIT B

TO

FRUITVILLE BUSINESS PARK LEASE

FLOOR PLAN OF LEASED PREMISES

Landlord’s Initial:                      Tenant’s Initial:

EXHIBIT C

TO

FRUITVILLE BUSINESS PARK LEASE

RULES & REGULATIONS

BUILDING DIRECTORIES

Directories, if any, will be supplied by Landlord to show the name and location of the tenants only. One name will be displayed. Additional names must be approved by Landlord and paid for by Tenant.

GENERAL CLEANING - General cleaning of Building Common Areas will be carried out Monday through Friday, holidays excepted, except that end of day Friday cleaning will be carried out on Friday evening or any weekend day, at Landlord’s sole discretion.

A.	Building Common Areas

1.	All stone, ceramic, tile, marble, terrazzo, composition and other unwaxed flooring shall be swept and washed nightly, using approved unscented dust-down preparations.

2.	All wood, vinyl and other similar types of floors to be swept nightly, using dust-down preparations and dry mopped or cleaned with a material specified by the manufacturer to remove any foreign matter. If wax is required, it shall be of the non-skid type and applied monthly.

3.	Carpets shall be vacuumed nightly and foreign matter removed with a product specified by the carpet institute compatible with the carpet fibers.

4.	Metal work shall be wiped down nightly and polished monthly if needed.

5.	Stairwells shall be checked nightly and swept or washed as needed to be kept neat and clean.

6.	Public telephone booths shall be treated as above with special care given to maintain neat telephone books. Spray mouthpiece with disinfectant.

7.	Water fountain to be washed nightly with special attention to the areas around the fountain.

8.	Plants, sculpture and other decorations shall be polished nightly to remove foreign matter, etc.

9.	Public areas shall be policed on a set schedule throughout the day to maintain the desired appearance.

Landlord’s Initial:                      Tenant’s Initial:

B.	Building Staff Areas

1.	Workshops shall be kept neat.

2.	Lockers shall be kept clean and orderly.

3.	Slop sinks shall be washed after use.

4.	All service areas shall be given daily attention.

C.	Lavatories

1.	Wash all lavatory floors nightly with non-scented disinfectant and remove any foreign matter.

2.	Wash walls and toilet stall enclosures at least once a week or as necessary.

3.	Clean mirrors, shelves and chrome fixtures nightly.

4.	Wash and disinfect all sinks, urinals and toilets nightly.

5.	Empty all waste paper receptacles nightly.

6.	Fill toilet tissue holders and paper towel holders and soap dispensers nightly; also sanitary napkin machines.

7.	Check and report condition of toilet stall handles, locks, etc.

D.	Leased Areas [Responsibility of Tenants]

FREIGHT AND LARGE ITEMS

Tenant shall notify the building personnel of the need to move large items or furniture so as to eliminate confusion. Every effort will be made to comply but priorities and unforeseen conditions often make compliance difficult.

Any damage done to the premises by the moving of Tenants’ items shall be repaired at Tenants’ expense.

Removal from Tenant’s spaces of large amounts of cartons or debris requiring time of building personnel beyond standard cleaning time will be billed to Tenant.

At times, items leaving the building will be checked by building personnel to ascertain ownership.

TENANT IMPROVEMENTS

Tenant shall have not right hereunder to change or improve the Premises, however, Tenant shall seek the approval of Landlord to make improvements on the Premises, which shall not be unreasonably withheld.

OBSTRUCTION OF TRAFFIC AISLES AND CORRIDORS

All tenants, both office and retail, shall not place any item of furniture or equipment or

Landlord’s Initial:                      Tenant’s Initial:

sign or display or any other item in a corridor or aisle or lobby or any other space, that will impede access or clutter the area. We realize that at times it is necessary to place things outside of the Premises in order to perform certain tasks. However, we expect that every effort will be made to remove these as fast as possible. If the items remain overlong, the Landlord reserves the right to remove them and will charge Tenant for handling and storage.

ADVERTISING, PROMOTIONS, ETC.

Neither the name of the Building nor the picture of the Building shall be used for any type of promotion without consent of Landlord at its sole and absolute discretion. Also advertising, brochures, promotions, etc., for which large numbers of people will be arriving or the lobby will be used as a reception or staging area, must be approved by Landlord. If additional building personnel are needed, a charge will be established for their service.

DAMAGING OR DEFACING PREMISES

Landlord desires to maintain the Building in a neat and clean and attractive condition. To this end, a schedule of repainting and refinishing of all areas will be followed. Any surfaces such as window sills, walls, doors, window coverings etc. damaged by Tenant or visitors to Tenant spaces will be repaired by Landlord and all costs will be billed to Tenant.

All damages will be repaired as soon as possible to maintain the Building appearance.

Tenant shall not do any painting, floor laying, cutting, drilling or other major work in the Premises without the consent of Landlord.

Tenant shall not install any heavy articles such as a safe without express consent of the Landlord. Should it be necessary to reinforce the floor etc. and if it is possible, it will be done at Tenant’s expense.

WINDOWS, ETC.

Tenant shall not attach anything to the windows.

Building standard window coverings will be used in all office windows.

Should Tenant install drapes, they shall be hung on the office side of the standard window coverings and must not be visible from the street.

No obstruction shall be built or placed at the windows that would impede the work of the window washers.

ELECTRONIC DEVICES

We are in the age of electronics and the use of these devices will increase.

It is imperative that all electronic items be controlled so as not to conflict with the operation of equipment in adjoining offices or throughout the building.

Landlord’s Initial:                      Tenant’s Initial:

Landlord does not want to be a watchdog in these matters. However, should conflicts be brought to our attention and in an effort to maintain a happy, productive working climate, we will take the necessary action within our power.

VENDING EQUIPMENT AND FOOD

Vending or food service equipment will not be allowed in the office areas. Coffee makers, hot water makers and water coolers may be used with Landlord’s prior written consent.

Landlord’s Initial:                      Tenant’s Initial:

EXHIBIT D

TO

FRUITVILLE BUSINESS PARK

BUILDING STANDARD CRITERIA

I.	NET RENTABLE AREA OF PROJECT

TOTAL NET RENTABLE AREA OF PROJECT	280,000 square feet
TOTAL NET RENTABLE AREA OF TENANT’S BUILDING	67,832 square feet

II.	BUILDING STANDARD CRITERIA

INTENTIONALLY OMITTED

Landlord’s Initial:                      Tenant’s Initial:

EXHIBIT E

TO

FRUITVILLE BUSINESS PARK LEASE

Intentionally omitted.

Landlord’s Initial:                      Tenant’s Initial:

EXHIBIT F

TO

FRUITVILLE BUSINESS PARK LEASE

SHORT-FORM LEASE

THIS AGREEMENT made this          day of                                         , 19        , by and between DMB SARASOTA I, L.P., a Delaware limited partnership, (hereinafter referred to as “Landlord”) and COMDIAL CORPORATION a Delaware corporation, (herein referred to as “Tenant”).

WITNESSETH:

The Landlord, in consideration of the rents reserved and all the terms, covenants, agreements, provisions and conditions contained in a certain Lease Agreement between the parties dated , 1999, (the “Lease”) has leased to and Tenant has rented from the Landlord the Premises known as and described as Suite 100, Fruitville Business Park located at 6000 Fruitville Road, Sarasota, Florida, and located as reflected on the Business Park Site Plan annexed hereto for the term and on the terms, covenants, conditions, provisions and agreements contained in the Lease.

The Lease prohibits liability for construction liens against the Landlord’s interest in the Demised Premises, as more particularly set forth in Paragraph 713 which provides:

“The interest of the Landlord shall not be subject to liens for improvements made by the Tenant. The Tenant shall notify all contractors making such improvements of this provision. The Tenant shall, at Landlord’s request, execute and acknowledge a short form of this Lease Agreement for recordation in the Public Records of Sarasota County, Florida, pursuant to Subsection 713.10(1), Florida Statutes or the Landlord may instead, at Landlord’s option, record the notice provided for by Subsection 713.10(2), Florida Statutes, in the Public Records of Sarasota County, Florida.”

Landlord’s Initial:                      Tenant’s Initial:

Signed, sealed and delivered in the presence of:
“TENANT”

COMDIAL CORPORATION, a Delaware corporation

By:
As to Tenant	Type Name:
Its:

1

“LANDLORD”

DMB SARASOTA I, L.P., a Delaware limited partnership,

By: DMB L3 G.P., Inc. its general partner,
As to Landlord	By:
Type Name:
Its:

2

STATE OF FLORIDA

COUNTY	OF

The foregoing instrument was sworn to and acknowledged before me this          day of                     , 19         by                                         , as                                          of DMB L3 G.P., Inc., the general partner of DMB Sarasota I, L.P., a Delaware limited partnership, in behalf of the limited partnership. He is personally known to me or has produced as identification and did (did not) take an oath.

Notary Public (Seal)

Print or type Notary Name
My Commission Expires:

STATE OF

COUNTY	OF

The foregoing instrument was sworn to and acknowledged before me this          day of                     , 19         , on behalf of                                         , as its                                         . He/she is personally known to me or who has produced as identification and who did (did not) take an oath.

Notary Public (Seal)

Print or type Notary Name
My Commission Expires:

3

EXHIBIT G

TO

FRUITVILLE BUSINESS PARK LEASE

PARKING SPACE MEMORANDUM

INTENTIONALLY OMITTED

4

EXHIBIT H

TO

FRUITVILLE BUSINESS PARK LEASE

Intentionally Omitted.

5

EXHIBIT I

TO

FRUITVILLE BUSINESS PARK LEASE

INTENTIONALLY OMITTED

6

EXHIBIT J

TO

FRUITVILLE BUSINESS PARK LEASE

SPECIAL PROVISIONS

1. Attached hereto as Exhibit A is a Site Plan designating those 308 Reserved Parking Spaces which are hereby reserved for the exclusive use by Tenant, its employees, customers and visitors, for the duration of this Lease.

2. If after the installation of the reverse osmosis water system, tests indicate that the water is not potable, Landlord will provide bottled water to Tenant in amounts reasonably required to meet Tenant’s needs, as recommended by a local water distributor. Any bottled water in excess of the local water distributor’s recommendation, shall be provided at Tenant’s sole cost and expense. Landlord will continue to provide bottled water until an acceptable water system services the Demised Premises.

7

EXHIBIT K

TO

FRUITVILLE BUSINESS PARK LEASE

Intentionally Omitted.

8